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                                                                    EXHIBIT 10.3

                                 Supplement I to
                    Stock Plan for Non-Employee Directors of
                                AlliedSignal Inc.

         As a result of the September 15, 1997 two-for-one split of the Company's Common Stock, the following adjustments were made to the Stock Plan for Non-Employee Directors of AlliedSignal Inc. (the "Plan") in accordance with
Section 11 of the Plan, effective September 15, 1997 (references are to sections of the Plan):

                      *                *                 *

3.       Eligibility and Grants

         The references in the second and third sentences to 1,500 Restricted Shares were adjusted to 3,000 Restricted Shares, the reference in the third sentence to 3,000 Restricted Shares was adjusted to 6,000 Restricted Shares, and the reference in the fourth sentence to 1,000 shares was adjusted to 2,000 shares.

4.       Shares Available

         The reference to 225,000 shares was adjusted to 450,000 shares.

Dated as of March 1, 1999





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                                Supplement II to
                    Stock Plan for Non-Employee Directors of
                          Honeywell International Inc.

         WHEREAS, Honeywell International Inc. (formerly AlliedSignal Inc. and hereinafter, the "Corporation") has adopted the Stock Plan for Non-Employee Directors of Honeywell International Inc., as amended effective April 25, 1994 (the "Plan"); and

         WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors of the Corporation has the right to amend the Plan; and

         WHEREAS, the Board of Directors of the Corporation has delegated its authority to amend the Plan to the Governance Committee of the Board of Directors of the Corporation, which deems it advisable to amend the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 1 of the Plan shall be amended to provide that references in the Plan to the "Company" are references to Honeywell International Inc., rather than references to AlliedSignal Inc.

2. Section 9(c) of the Plan shall be amended by adding a new sentence to read as follows:

         "Notwithstanding the preceding sentence, in the event a Participant ceases to be a non-employee director of the Company for involuntary reasons other than disability, death, or retirement (other than on account of a failure to be elected as a non-employee director by the shareholders of the Company following nomination by the Board prior to a Change in Control as described in Section 14), the Participant's Options may be exercised, to the extent the Participant was entitled to do so at termination of the Participant's directorship, for a period of three years after such termination, but in no case later than the date on which the Option terminates."




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3. A new Section 14 shall be added to the Plan, as follows:

         "14.  Change in Control

                    (a) Notwithstanding anything to the contrary in the Plan or an award agreement issued under the Plan, upon the occurrence of a Change in Control (as defined below), each Options issued under the Plan shall become fully vested and exercisable and all restrictions shall lapse with respect to each Restricted Share issued under the Plan. In the event that the service of an eligible director on the Board terminates for any reason following the occurrence of a Change in Control, such termination of service shall be treated as a retirement for purposes of Section 9(b) of the Plan.

                  (b) For purposes of the Plan, Change in Control shall mean means (i) the purchase of the Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the outstanding Common Stock, (ii) an acquisition of Common Stock by any entity person or group (other than the Company or any subsidiary of the Company or any savings, pension or other benefit plan for the benefit of employees of the Company or its subsidiaries) which theretofore beneficially owned less than 30% of the Common Stock then outstanding which results in such entity, person or group directly or indirectly beneficially owning 30% or more of the outstanding Common Stock, (iii) a merger in which the Company will not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets, or (iv) a substantial change in the composition of the Board of Directors during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or nomination for election by the Company's shareowners, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period."

Dated as of February 28, 2002





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                                Supplement III to
                    Stock Plan for Non-Employee Directors of
                          Honeywell International Inc.

         Pursuant to Section 12 of the Stock Plan for Non-Employee Directors of Honeywell International Inc. (the "Corporation"), as amended effective February 8, 2002 (the "Plan"), and in accordance with a resolution adopted by the Board of Directors of the Corporation (upon the recommendation of its Corporate Governance Committee) on May 30, 2003, Section 3 of the Plan is hereby amended by substituting "5,000 shares" in the fourth sentence thereof for "2,000 shares."

Dated as of May 30, 2003